Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer (principal executive officer) and Chief Financial Officer (principal accounting officer) of China New Energy Group Company. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q/A of China New Energy Group Company for the six month period ended September 30, 2009.

The undersigned certifies that the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of China New Energy Group Company as of September 30, 2009.

This Certification is executed as of August 17, 2010.

By: /s/ Yangkan Chong
Name: Yangkan Chong
Title: Chief Executive Officer and Director
(Principal Executive Officer)

By: /s / Eric TAK Shing YU
Name: Eric TAK Shing YU
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to China New Energy Group Company and will be retained by China New Energy Group Company and furnished to the Securities and Exchange Commission or its staff upon request